Exhibit 99.c

                                                        As amended in April 2004
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                                                                    CONFIDENTIAL
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                               RONSON CORPORATION

                             Director Code of Ethics

1.   Duties and Responsibilities. This Director Code of Ethics ("Code of Ethics"
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     or "Code") describes how the value of integrity applies to a range of business circumstances and relationships. This Code of Ethics is a guide to directors' ethical and legal responsibilities as a Ronson director.

     It is a duty of the Board of Directors to oversee the CEO and other senior management of Ronson Corporation in the competent and ethical operation of the Corporation. To satisfy this duty, the directors will take a focused approach to their position and to set standards to ensure that the Corporation is committed to business success through the maintenance of the highest standards of responsibility and ethics.

     All Ronson directors are required to review this Code every year in order to answer questions and ensure compliance.

2.   General Conflicts of Interest. Each board member must ensure that other
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     existing and anticipated future commitments do not materially interfere with the members' service as director. As long as a director remains a Ronson director, he or she must avoid situations where their loyalties may be divided between Ronson's interests and their own. Ronson expects directors to avoid even the appearance of a conflict of interest. If a director is an independent director, additional restrictions apply as noted in the Ronson Corporate Governance Standards.

3.   Personal Benefit from Ronson Business. You may not receive any personal
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     profit or advantage in connection with any transaction involving Ronson.
     You must disclose to our President and CEO all situations where a Ronson entity may be conducting Ronson business with you, your business or personal affiliates.

4.   Investments in Other Businesses. You may not have a personal or family
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     financial interest in any Ronson supplier, customer, reseller or competitor that might cause divided loyalty, or the appearance of divided loyalty. Whether there may be divided loyalty depends on many factors, including your ability to influence Ronson decisions that affect your personal interest, the size of the investment relative to your other resources, and the nature of the relationship between our company and the other business.





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5.   Other Directorships and Positions. Except in accordance with Section 7 of
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     the Clayton Act, you may not be a director of a company or organization that produces, supports or promotes products or services that compete with Ronson. Prior to joining any other board or accepting an executive position with a company that does business with Ronson or may compete with Ronson, you must consult with Ronson's President and CEO. If in your position as a director, officer or employee of another organization you encounter any situation where your role with that other organization may be in conflict with Ronson's interests, you must inform Ronson's President and CEO and Secretary and Assistant Corporation Counsel of the conflict so that appropriate action can be taken.

6.   Confidentiality in General. Ronson business and technical information that
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     you learn as a result of your position at Ronson is Company property and must be kept confidential. Each director is expected to sign a confidentiality agreement with the Company.

7.   Handling News About Ronson. Confidential information about Ronson,
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     including information that can be expected to have an impact on the market for Ronson stock, including forward-looking information such as projections of orders, new revenue or earnings, may be released only in accordance with Ronson's guidelines and United States securities laws. Contacts with news organizations should be handled through Ronson's President and CEO.

8.   Profiting from Inside Information. As a director, you have information
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     about Ronson that is both material and non-public. You must adhere to
     Ronson's trading windows and other United States and securities laws, reporting any trades in Ronson stock. If you violate insider trading laws, both you and Ronson may be subject to severe criminal penalties. U.S. insider trading laws apply to all Ronson directors and apply even to relatively small transactions.

9.   Handling Company Assets. Every director must take care to safeguard Ronson
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     assets. This includes protecting them from unauthorized use. Use of Ronson assets for any unlawful or improper purposes is strictly prohibited.

10.  Relationship to Other Policies. If you are a Ronson employee, the Ronson
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     Standards of Business Conduct also apply to you. The Corporate Governance
     Standards also will guide you procedurally in your position as a director. In addition, if you are a member of a committee of the Board of Directors, the applicable committee charter(s) should guide your conduct.